SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 17, 2002

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640
Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177	PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000	PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

A.  Pacific Gas and Electric Company Bankruptcy

On January 16, 2002, the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court) issued an order in the bankruptcy proceeding of Pacific Gas and Electric Company (Utility), PG&E Corporation's subsidiary, granting the Utility's motion to extend the period during which only the Utility has the right to submit a proposed plan of reorganization from February 4, 2002, when the period would otherwise expire, to June 30, 2002.  However, with respect to the California Public Utilities Commission (CPUC), the Bankruptcy Court's order allows the CPUC to submit a term sheet regarding a proposed plan of reorganization by February 13, 2002, as a potential alternative to the proposed amended plan of reorganization filed by PG&E Corporation and the Utility on December 19, 2001.  The Bankruptcy Court indicated that the CPUC's term sheet for its proposed plan must demonstrate that the proposed plan would be clearly credible and capable of being confirmed.  The Bankruptcy Court stated that its order was merely allowing the CPUC an opportunity to seek to demonstrate to the Bankruptcy Court that the CPUC should be permitted to file an alternative plan. The Bankruptcy Court indicated that the Utility would have a reasonable time to respond to the CPUC's term sheet.

The Bankruptcy Court also directed the Utility, the CPUC, and representatives of the State of California to provide comments as to why the Bankruptcy Court should not order the parties to meet with a neutral third party, such as a mediator, to seek to resolve any disputed issues relating to the Utility's proposed plan of reorganization.  The parties' comments are to be provided at a hearing scheduled for January 25, 2002.

B.  Pacific Gas and Electric Company's Filing of Claim with State of California Victim     Compensation and Government Claims Board

On January 17, 2002, the Utility filed an administrative claim with the State of California Victim Compensation and Government Claims Board (Board) alleging that the January 2001 enactment of Assembly Bill X6 for the California Legislature's 2001- 02 First Extraordinary Session ("AB X6"), which precludes disposition of utility-owned generating facilities before January 1, 2006 and which re-dedicates utility-owned generating facilities to public service under California public utility regulation, violates the Utility's contractual rights under the prior electric industry restructuring law established by Assembly Bill 1890 (AB 1890) in 1996.

AB 1890 provided that any retained generation facilities held by the utilities would be market valued by no later than December 31, 2001, and further provided that the utilities would have an opportunity to recover that market value in future prices charged in interstate power markets at market prices regulated by the Federal Energy Regulatory Commission (FERC).  The Utility timely submitted proposed market valuations of retained generation facilities, so that those facilities could be valued by the CPUC and released from CPUC regulation.  In August 2000, the Utility submitted an interim market valuation of $2.8 billion for its remaining non-nuclear generation facilities.  In June and December 2000, the Utility submitted testimony to the CPUC providing a market valuation of its hydroelectric facilities that placed the market value of these facilities at $4.1 billion.

Pursuant to the regulatory contract established in AB 1890, the Utility divested most of its generating assets to third parties, received a lower than authorized return on the Utility's remaining generating assets, relinquished operating control of its transmission system to the California Independent System Operator, and opened up its transmission and distribution facilities to competing third party power sellers. The Utility's administrative claim asserts that the State breached the AB 1890 regulatory contract when AB X6 was enacted.  The Utility's administrative claim seeks compensation for the denial of the Utility's right to the market value of its retained generating facilities in FERC-regulated interstate power markets and not subject to rate regulation by the CPUC, a value of not less than $4.1 billion.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P.JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  January 17, 2002